UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 06, 2004

AMG OIL LTD

(Exact name of registrant as specified in charter)

Nevada	000-30087	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1407-1050 Burrard Street, Vancouver, B.C., Canada	V6Z 2S3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 682-6496

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

LOAN AGREEMENT EXTENSION

THIS AGREEMENT is dated effective February 6, 2004;

BETWEEN:

The Innes Group, Inc.

(the "Borrower") located at the following address:
3100 Kerner Blvd., Suite C1
San Rafael, CA 94901

AND:

AMG OIL LTD. (or Assignee)
(collectively the"Lender") located at the following address:
1407-1050 Burrard Street
Vancouver, B.C., V6Z 2S3

Pursuant to a Loan Agreement dated March 7, 2003 and previously approved loan agreement extensions, ("the Loan Agreements"), executed by the Borrower and the Lender, in which the Loan Agreements stipulate that the advance of US$ 30,000 will be converted to equity in "The Assets" by the latest date of February 6, 2004 which ("the completion date") and if the conversion does not occur by February 6, 2004, the Loan Agreements stipulate that the advance will be convertible to a promissory note at the Lenders or Borrowers option. The Lender and Borrower have mutually agreed to a further extension to the completion date until August 6, 2004. All other terms of the agreement, remain as stated in the Loan Agreements.

COUNTERPARTS

BE IT RESOLVED THAT this loan agreement may be executed in counterparts and by facsimile, each of such counterparts so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the date as at the 6th day of February, 2004.

IN WITNESS WHEREOF Borrower and Lender have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

The Innes Group, Inc.                                 AMG Oil Ltd.

Per: "CAMERON HINSHAW"               Per: "MICHAEL HART"

Name CAMERON HINSHAW              Name MICHAEL HART